(EXHIBIT 24)

THE MCGRAW-HILL COMPANIES, INC.

Registration Statement

On Form S-8

POWER OF ATTORNEY

The undersigned hereby appoint Kenneth M. Vittor and Scott L. Bennett, or either of them, their true and lawful attorneys-in-fact with authority to execute in the name of each such person and in each capacity stated below, and to file with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 in the form which the Corporation deems appropriate for the purpose of registering, pursuant to the Securities Act of 1933, as amended, 9,500,000 additional shares of Common Stock, par value $1.00 per share, of the Corporation issuable in connection with the Amended and Restated 2002 Stock Incentive Plan and to execute and file in the name of each such person and in each capacity stated below, from time to time, all amendments, including post-effective amendments, and all supplements to such Registration Statement, which the Corporation deems appropriate.

This Power of Attorney may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

/s/ Harold McGraw III Harold McGraw III	Principal Executive Officer and Director	June 30, 2004

/s/ Robert J. Bahash Robert J. Bahash	Principal Financial Officer	June 30, 2004

/s/ Talia G. Griep Talia G. Griep	Controller	June 30, 2004

/s/ Pedro Aspe Pedro Aspe	Director	June 30, 2004

/s/ Winfried F.W. Bischoff Winfried F.W. Bischoff	Director	June 30, 2004

/s/ Douglas N. Daft Douglas N. Daft	Director	June 30, 2004

/s/ Linda Koch Lorimer Linda Koch Lorimer	Director	June 30, 2004

Robert P. McGraw	Director	June 30, 2004

/s/ Hilda Ochoa-Brillembourg Hilda Ochoa-Brillembourg	Director	June 30, 2004

James H. Ross	Director	June 30, 2004

/s/ Edward B. Rust, Jr. Edward R. Rust, Jr.	Director	June 30, 2004

Kurt L. Schmoke	Director	June 30, 2004

/s/ Sidney Taurel Sidney Taurel	Director	June 30, 2004